                               SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant:     X
                          -------

Filed by a Party other than the Registrant:
                                             ------
Check the appropriate box:

          Preliminary Proxy Statement                  Confidential, for Use of
--------                                     -----     the Commission Only (as
                                                       permitted by Rule
                                                       14a-6(e)(2))
  X       Definitive Proxy Statement
-----
          Definitive Additional Materials
-----
          Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
-----

                                 MITEK SYSTEMS, INC.
                   (Name of Registrant as Specified in Its Charter)


        ---------------------------------------------------------------------
       (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

    X     No fee required.
--------
          Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0- -------- 11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     Fee paid previously with preliminary materials.
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          Check box if any part of the fee is offset as provided by Exchange Act
----- Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filling by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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

                                 MITEK SYSTEMS, INC.
                              10070 Carroll Canyon Road
                            San Diego, California 92131

                            -----------------------------

                               INFORMATION STATEMENT

                            -----------------------------

     The Board of Directors of Mitek Systems, Inc. (the "Company") has unanimously approved the amendment of the Mitek Systems, Inc. 1996 Stock Option Plan (the "Original 1996 Plan") (i) to increase the authorized number of shares available for issuance under the Original 1996 Plan to 2,000,000 shares, (ii) to limit the number of options that may be granted to one person in any one-year period to 500,000, and (iii) otherwise as described in this Information Statement (the "Amendment"). See "Summary of Material Amendments". A copy of the Amended and Restated Mitek Systems, Inc. 1996 Stock Option Plan, including the Amendment, is attached hereto as Exhibit "A" (the "Amended Plan"). The purpose of this Information Statement (the "Statement") and the accompanying stockholder's action by written consent is to solicit, on behalf of the Board of Directors, the approval of the Amended Plan by the stockholders of the Company. This Statement was first given to stockholders on approximately March 31, 1999. The expense of soliciting consents and the cost of preparing, assembling and mailing material in connection with the solicitation of consents will be paid by the Company.

  YOUR CONSENT IS IMPORTANT. PLEASE REVIEW THIS STATEMENT, THEN COMPLETE, SIGN AND RETURN THE ACCOMPANYING WRITTEN CONSENT OF STOCKHOLDERS BY APRIL 28, 1999.

                            ------------------------------

                                        VOTING

     In order to have the ability to issue incentive stock options under the Amended Plan, the Company must receive written consent with respect to a majority of the Company's Common Stock. Only stockholders of record at the close of business on March 18, 1999 (the "Record Date") are entitled to receive this Statement and provide written consent. Each stockholder of record on the Record Date is entitled to one vote for each share held. The number of common shares outstanding as of the Record Date and entitled to provide written consent is 10,314,138. Under Delaware law, abstentions and broker non-votes do not reduce the absolute number of votes required for approval of the Amended Plan, and are not considered votes in favor of the Amended Plan. Written consents must be received by the Company within 60 days of the earliest dated consent in order to be effective. Stockholders may revoke any consent before the Company receives consents representing 51% of the outstanding common stock by giving written notice of revocation to the Secretary of the Company.

                             PROPOSALS OF STOCKHOLDERS

     For proposals of stockholders to be included at the 1999 annual meeting of stockholders, anticipated to be held in February 2000, such proposals must be received by the Company not later than September 11, 1999. The acceptance of such proposals is subject to Securities and Exchange Commission guidelines.

             AMENDMENT OF THE MITEK SYSTEMS, INC. 1996 STOCK OPTION PLAN

     The Board of Directors believes that attracting and retaining highly qualified key employees and directors is essential to the Company's growth and success. The Board of Directors also believes that important advantages to the Company are gained by a comprehensive compensation program which includes different types of incentives for motivating such individuals and rewards for outstanding service. In this regard, stock options have been and will continue to be an important element of the Company's compensation program because such options enable employees and directors to acquire or increase their proprietary interest in the Company, thereby promoting a close identity of interests between such individuals and the Company's stockholders. Such options also provide to employees and directors an increased incentive to expend their maximum efforts for the success of the Company's business.

     Stock options have been granted by the Company under the Original 1996 Plan. Only a limited number of shares remain available for stock option grants under the Original 1996 Plan. Stock option grants have been an important aspect of the Company's compensation program in attracting and retaining senior executives, directors and other key personnel. The Board of Directors believes that it is in the interests of the Company and its stockholders that the ability of the Company to grant stock options be continued.

DESCRIPTION OF THE AMENDED PLAN

     The following discussion of the material features of the Amended Plan is qualified by reference to the text of the Amended Plan set forth in Exhibit A hereto.

     GENERAL. The Compensation Committee of the Board of Directors (the "Committee") is authorized under the Amended Plan to grant stock options, including both incentive stock options ("ISOs"), which can result in potentially favorable tax treatment to the participant, and nonqualified stock options. The exercise price per share of Common Stock subject to an option is determined by the Committee, provided that the exercise price of an ISO may not be less than the fair market value of the Common Stock on the date of grant. The term of each option, not to exceed 10 years from date of the grant, will be determined by the Committee at the time of the grant. The times at which each option shall be exercisable generally will be fixed by the Committee. Options may be exercised by payment of the exercise price in cash, by promissory note, in shares of the Company's Common Stock, through special sale and remittance procedures through brokers, or by other means in compliance with applicable law and as the Committee may determine from time to time.

     SHARES SUBJECT TO THE PLAN. Under the Amended Plan, 2,000,000 shares of Common Stock will be available for issuance of options, subject to the adjustments described in the next paragraph.

     ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. The Amended Plan provides that, in the event of any change in the capital structure of the Company that effects an increase or decrease in the number of outstanding shares of the Company without receipt of consideration, the number of shares of Common Stock covered by each outstanding option and the exercise price thereof shall be proportionately adjusted by the Committee. The Amended Plan provides that, in the event of a "Capital Transaction," the Amended Plan and each option issued under the Amended Plan, whether vested or unvested, will terminate immediately prior to such Capital Transaction unless such options are assumed by a successor corporation in a merger or consolidation; provided, however, that unless the outstanding options are assumed by a successor corporation in a merger or consolidation, subject to terms approved by the Committee, all optionees will have the right, during the 15 days prior to such Capital Transaction, to exercise all vested options. In the event of a sale of 51% or more of the Company's Common Stock in any two-year period or a transaction similar to a Capital Transaction, the Committee may accelerate the vesting of any option or treat the sale or transaction as a Capital Transaction for purposes of adjustments upon changes in capitalization. A "Capital Transaction" is defined as: a merger or consolidation in which the Company is not the surviving corporation; a sale or exchange by the Company of all or substantially all its assets; a merger, reorganization or consolidation in which the Company is the surviving corporation and stockholders exchange their stock for securities or property; a liquidation of the Company or similar transaction.

     ELIGIBILITY. Any officer, director or employee of, and certain persons rendering services to, the Company and its subsidiaries or affiliated companies is eligible to receive awards under the Amended Plan. Upon termination of such relationship other than for "cause," all options granted to such person will expire 3 months after the occurrence giving rise to such termination and all unvested options as of the date of such termination shall immediately expire. Upon termination of such relationship for "cause," all options granted to such person will expire on the date of the occurrence giving rise to such termination and such person will have no rights with respect to any unexercised options.

     ADMINISTRATION. The Amended Plan will be administered by either the Board of Directors or the Committee. Subject to the terms and conditions of the Amended Plan, the Committee is authorized to designate participants who are employees, directors or consultants of the Company and its subsidiaries and affiliated companies, determine the number of options to be granted, set terms and conditions of such options, interpret the Amended Plan, specify rules and regulations relating to the Amended Plan, and make all other determinations which may be necessary or advisable for the administration of the Amended Plan.

     OTHER TERMS OF OPTIONS. The flexible terms of the Amended Plan will permit the Committee to impose performance conditions with respect to any option. Such conditions may require that an option be forfeited, in whole or in part, if performance objectives are not met, or require that the time of exercisability or settlement of an option be linked to achievement of performance conditions.

     No person may be granted more than 500,000 options in any one-year period. In addition, no person may be granted any ISO to the extent that the aggregate fair market value of the Common Stock with respect to which all ISOs held by such person are exercisable during any calendar year exceeds $100,000.

     No options may be granted under the Amended Plan after October 30, 2006.

     The exercise of an option is conditioned on the withholding of taxes. Options granted under the Amended Plan may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of intestate succession.

     The Board of Directors may, subject to any stockholder approval required by applicable law, amend the Amended Plan with respect to any shares of Common Stock at that time not subject to options.

     FEDERAL INCOME TAX IMPLICATIONS OF THE PLAN. The grant of an option will generally create no tax consequences for the participant or the Company at the time of the grant. A participant will not have taxable income upon the exercise of an ISO (except that the alternative minimum tax may apply) and the Company will receive no deduction at that time. Upon exercising an option other than an ISO, the participant must generally recognize ordinary income equal to the excess of the fair market value of the Common Stock acquired on the date of exercise over the exercise price. In such case, the Company will be entitled to a deduction equal to the amount recognized as ordinary income by the participant.

     Upon the sale or exchange of the shares acquired pursuant to the exercise of an ISO more than two years after grant of the option and one year after exercising the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income in a manner similar to the exercise of a nonqualified option as discussed above. Any gain or loss recognized on such a premature disposition of the shares acquired pursuant to the exercise of an ISO in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

     Upon resale of shares acquired pursuant to the exercise of a nonqualified option by the optionee, any difference between the sales price and the exercise price will be treated as long-term or short-term capital gain or loss, as the case may be, depending on the holding period.

     Section 162(m) of the Internal Revenue Code limits to $1 million per year the deductibility of certain compensation for each of the Chief Executive Officer of the Company and the next four highest paid executive officers who are employed at year end. The Company anticipates that action will be taken with respect to options under the Amended Plan to ensure deductibility.

     The foregoing summarizes the material federal income tax consequences arising with respect to the issuance and exercise of options granted under the Amended Plan and does not purport to be complete. This summary does not address the effects of other federal taxes or taxes imposed under state, local or foreign tax laws.

SUMMARY OF MATERIAL AMENDMENTS

     The Amendment increases the authorized number of shares available for issuance under the Original 1996 Plan to 2,000,000 and limits the number of options that may be granted to one person in any one-year period to 500,000. The Amendment also requires that members of the Committee be outside directors and Non-Employee Directors (as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended). In addition, the Amendment provides that, unless options are assumed by a successor corporation in a merger or consolidation, all options issued under the Amended Plan will terminate immediately prior to a Capital Transaction (as opposed to 15 days prior to such Capital Transaction, as provided in the Original 1996 Plan) and all optionees will have the right to exercise all vested options during the 15 days prior to such Capital Transaction (as opposed to until 15 days prior to such Capital Transaction, as provided in the Original 1996 Plan).

     The following table sets forth certain options granted under the Amended Plan as of March 18, 1999. This table does not reflect options granted under the Original 1996 Plan.

                                   OPTIONS GRANTED

           MITEK SYSTEMS, INC. AMENDED AND RESTATED 1996 STOCK OPTION PLAN


          NAME AND POSITION                            NUMBER OF OPTIONS
          -----------------                            -----------------
All employees as a group (excluding executive officers)     611,361

     The Board of Directors believes that approval of the Amended Plan is in the best interests of the Company and the stockholders. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS CONSENT TO THE AMENDMENT OF THE MITEK SYSTEMS, INC. 1996 STOCK OPTION PLAN AND THE APPROVAL OF THE MITEK SYSTEMS, INC. AMENDED AND RESTATED 1996 STOCK OPTION PLAN.

            SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The table below shows, as of March 18, 1999, the amount and class of the Company's voting stock owned beneficially (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by (i) each director of the Company, (ii) the named executive officers (within the meaning of Item 402(a)(3) of Regulation S-K), (iii) all directors and executive officers as a group and (iv) each person known by the Company to own beneficially 5% or more of any class of the Company's voting stock (except as noted below). The business address for each of these stockholders is c/o Mitek Systems, Inc., 10070 Carroll Canyon Road, San Diego, California 92131.


                                   Number of Shares of
Name of Beneficial Owner or           Common Stock
     Identity of Group             Beneficially Owned       Percent of Class
---------------------------------  -------------------      ----------------
John M. and Sally B. Thornton. . . .   2,749,959 (1)              26.66
Gerald I. Farmer . . . . . . . . . .      92,902 (2)                .90
James B. DeBello . . . . . . . . . .       7,923 (3)                .08
Daniel E. Steimle. . . . . . . . . .      19,803 (4)                .19
Directors and Officers as a Group. .   2,870,587 (5)              27.80

-------------------

(1) John M. Thornton and Sally B. Thornton, husband and wife, are trustees of a family trust, and are each directors of the Company.
(2) Represents 10,000 shares of Common Stock held by Dr. Farmer and includes 82,902 shares of Common Stock subject to options exercisable within 60 days of March 18, 1999.
(3) Represents 7,923 shares of Common Stock subject to options exercisable within 60 days of March 18, 1999.
(4) Represents 14,521 shares of Common Stock held by Mr. Steimle and includes 5,282 shares of Common Stock subject to options exercisable within 60 days of March 18, 1999.
(5) Includes an additional 96,107 shares of common stock issuable upon exercise of options exercisable within 60 days of March 18, 1999.

     Information with respect to beneficial ownership is based on information furnished to the Company by each person identified above. Each named person currently has shared voting and investment power with such person's spouse with respect to the shares beneficially owned, except that Mr. Steimle has sole voting and investment power with respect to his shares.

                             ----------------------------

     ALL STOCKHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING CONSENT IN THE ENCLOSED ENVELOPE.


                                   By Order of the Board of Directors



                                         /s/ John M. Thornton
                                   -----------------------------------
San Diego, California              John M. Thornton, Chairman of the Board
March 31, 1999

                                      EXHIBIT A
                                MITEK SYSTEMS, INC.
                    AMENDED AND RESTATED 1996 STOCK OPTION PLAN


1. PURPOSE. This Stock Option Plan (the "Plan") is intended to serve as an incentive to, and to encourage stock ownership by certain eligible participants rendering services to Mitek Systems, Inc., a Delaware corporation, and certain affiliates as set forth below (the "Corporation"), so that they may acquire or increase their proprietary interest in the Corporation and to encourage them to remain in the service of the Corporation.

2.   ADMINISTRATION.

     2.1 COMMITTEE. The Plan shall be administered by the Board of Directors of the Corporation (the "Board of Directors"), or a committee of two or more directors appointed by the Board of Directors (the "Committee") who are Non-Employee Directors as defined in Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934 and an outside director as defined in Treasury Regulation Section 1.162-27(e)(3). The Committee shall select one of its members as Chairman and shall appoint a Secretary, who need not be a member of the Committee. The Committee shall hold meetings at such times and places as it may determine and minutes of such meetings shall be recorded. Acts by a majority of the Committee in a meeting at which a quorum is present and acts approved in writing by a majority of the members of the Committee shall be valid acts of the Committee.

     2.2 COMPLIANCE WITH RULE 16b-3. Each member of the Committee shall be a "non employee director" as that term is defined in Rule 16b-3 ("Rule 16b-3") promulgated pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") meaning for purposes of this Plan, that no director may be a member of the Committee if that director, during the period of such director's service on the Committee (i) is an officer, employee or consultant of the Corporation, or (ii) engages in any related party transactions with the Corporation of a nature which would be required to be disclosed to shareholders under the provisions of the Exchange Act. The Board of Directors or the Committee may impose such conditions on the exercise of any option as may be required to satisfy the requirements of Rule 16b-3 or any successor provision in effect at the time. All grants under the Plan made to non employee directors shall be approved by the full Board of Directors or ratified by the shareholders of the Corporation.

     2.3 TERM. If the Board of Directors selects a Committee, the members of the Committee shall serve on the Committee for the period of time determined by the Board of Directors and shall be subject to removal by the Board of Directors at any time. The Board of Directors may terminate the function of the Committee at any time and resume all powers and authority previously delegated to the Committee.

     2.4 AUTHORITY. The Committee shall have sole discretion and authority to grant options under the Plan to eligible participants rendering services to the Corporation or any "parent" or "subsidiary" of the Corporation, as defined in Section 424 of the Internal Revenue Code of 1986, as amended (the "Code") ("Parent or Subsidiary"), at such times, under such terms and in such amounts as it may decide. For purposes of this Plan and any Stock Option Agreement (as defined below), the term "Corporation" shall include any Parent or Subsidiary, if applicable. Subject to the express provisions of the Plan, the Committee shall have complete authority to interpret the Plan, to prescribe, amend and rescind the rules and regulations relating to it, to determine the details and provisions of any Stock Option Agreement, to accelerate any options and to make all other determinations necessary and advisable for the administration of the Plan.

     2.5 TYPE OF OPTION. The Committee shall have full authority and discretion to determine, and shall specify, whether the eligible individual will be granted options intended to qualify as incentive options under Section 422 of the Code ("Incentive Options") or options which are not intended to qualify under Section 422 of the Code ("Non-Qualified Options"); provided, however, that Incentive Options shall only be granted to employees of the Corporation, or a Parent or Subsidiary thereof, and shall be subject to the special limitations set forth herein attributable to Incentive Options.

     2.6 INTERPRETATION. The interpretation and construction by the Committee of any provisions of the Plan or of any option granted under the Plan shall be final and binding on all parties having an interest in this Plan or any option granted hereunder. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under the Plan.

3.   ELIGIBILITY.

     3.1 GENERAL. All directors, officers, employees of and certain persons rendering services to the Corporation relative to the Corporation's management, operation or development shall be eligible to receive options under the Plan. The selection of recipients of options shall be within the sole and absolute discretion of the Committee. No person shall be granted an Incentive Option under this Plan unless such person is an employee of the Corporation on the date of grant. No person shall be granted an option under this Plan unless such person has executed, if requested by the Committee, the grant representation letter set forth on Exhibit "A," as such Exhibit may be amended by the Committee from time to time. No person shall be granted more than 500,000 options in any one year period.

     3.2   TERMINATION OF ELIGIBILITY.

           3.2.1 If an optionee ceases to be employed by the Corporation, is no longer an officer or member of the Board of Directors of the Corporation, or no longer performs services for the Corporation for any reason (other than for "cause," as hereinafter defined, or such optionee's death), any option granted hereunder to such optionee shall expire three months after the occurrence giving rise to such termination of eligibility (or 1 year in the event an optionee is "disabled," as defined in Section 22(e)(3) of the Code) or upon the date it expires by its terms, whichever is earlier. Any option that has not vested in the optionee as of the date of such termination shall immediately expire and shall be null and void. The Committee shall, in its sole and absolute discretion, decide, utilizing the provisions set forth in Treasury Regulations
Section 1.421-7(h), whether an authorized leave of absence or absence for military or governmental service, or absence for any other reason, shall constitute termination of eligibility for purposes of this Section.

           3.2.2 If an optionee ceases to be employed by the Corporation, is no longer an officer or member of the Board of Directors of the Corporation, or no longer performs services for the Corporation and such termination is as a result of "cause," as hereinafter defined, then all options granted hereunder to such optionee shall expire on the date of the occurrence giving rise to such termination of eligibility or upon the date it expires by its terms, whichever is earlier, and such optionee shall have no rights with respect to any unexercised options. For purposes of this Plan, "cause" shall mean an optionee's personal dishonesty, misconduct, breach of fiduciary duty, incompetence, intentional failure to perform stated obligations, willful violation of any law, rule, regulation or final cease and desist order, or any material breach of any provision of this Plan, any Stock Option Agreement or any employment agreement.

     3.3 DEATH OF OPTIONEE AND TRANSFER OF OPTION. In the event an optionee shall die, an option may be exercised (subject to the condition that no option shall be exercisable after its expiration and only to the extent that the optionee's right to exercise such option had accrued at the time of the optionee's death) at any time within six months after the optionee's death by the executors or administrators of the optionee or by any person or persons who shall have acquired the option directly from the optionee by bequest or inheritance. Any option that has not vested in the optionee as of the date of death or termination of employment, whichever is earlier, shall immediately expire and shall be null and void. No option shall be transferable by the optionee other than by will or the laws of intestate succession.

     3.4 LIMITATION ON INCENTIVE OPTIONS. No person shall be granted any Incentive Option to the extent that the aggregate fair market value of the Stock (as defined below) to which such options are exercisable for the first time by the optionee during any calendar year (under all plans of the Corporation as determined under Section 422(d) of the Code) exceeds $100,000.

4. IDENTIFICATION OF STOCK. The Stock, as defined herein, subject to the options shall be shares of the Corporation's authorized but unissued or acquired or reacquired common stock (the "Stock"). The aggregate number of shares subject to outstanding options shall not exceed 2,000,000 shares of Stock (subject to adjustment as provided in Section 6). If any option granted hereunder shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for purposes of this Plan.

5. TERMS AND CONDITIONS OF OPTIONS. Any option granted pursuant to the Plan shall be evidenced by a Stock Option Agreement in such form as the Committee shall from time to time determine, which agreement shall comply with and be subject to the following terms and conditions:

     5.1 NUMBER OF SHARES. Each option shall state the number of shares of Stock to which it pertains.

     5.2 OPTION EXERCISE PRICE. Each option shall state the option exercise price, which shall be determined by the Committee; provided, however, that (i) the exercise price of any

Incentive Option shall not be less than the fair market value of the Stock, as determined by the Committee, on the date of grant of such option, (ii) the exercise price of any Incentive Option granted to an employee who owns more than 10% of the total combined voting power of all classes of the Corporation's stock, as determined for purposes of Section 422 of the Code, shall not be less than 110% of the fair market value of the Stock, as determined by the Committee, on the date of grant of such option, and (iii) the exercise price of any Non-Qualified Option shall not be less than the fair market value of the Stock, as determined by the Committee, on the date of grant of such option.

     5.3 TERM OF OPTION. The term of an option granted hereunder shall be determined by the Committee at the time of grant, but shall not exceed ten years from the date of the grant. The term of any Incentive Option granted to an employee who owns more than 10% of the total combined voting power of all classes of the Corporation's stock, as determined for purposes of Section 422 of the Code, shall in no event exceed five years from the date of grant. All options shall be subject to early termination as set forth in this Plan. In no event shall any option be exercisable after the expiration of its term.

     5.4 METHOD OF EXERCISE. An option shall be exercised by written notice to the Corporation by the optionee (or successor in the event of death) and execution by the optionee of an exercise representation letter in the form set forth on Exhibit "B," as such Exhibit may be amended by the Committee from time to time. Such written notice shall state the number of shares with respect to which the option is being exercised and designate a time, during normal business hours of the Corporation, for the delivery thereof ("Exercise Date"), which time shall be at least 30 days after the giving of such notice unless an earlier date shall have been mutually agreed upon. At the time specified in the written notice, the Corporation shall deliver to the optionee at the principal office of the Corporation, or such other appropriate place as may be determined by the Committee, a certificate or certificates for such shares. Notwithstanding the foregoing, the Corporation may postpone delivery of any certificate or certificates after notice of exercise for such reasonable period as may be required to comply with any applicable listing requirements of any securities exchange. In the event an option shall be exercisable by any person other than the optionee, the required notice under this Section shall be accompanied by appropriate proof of the right of such person to exercise the option.

     5.5 MEDIUM AND TIME OF PAYMENT. The option exercise price shall be payable in full on or before the option Exercise Date in any one of the following alternative forms:

           5.5.1    Full payment in cash or certified bank or cashier's check;

           5.5.2    A Promissory Note (as defined below);

           5.5.3 Full payment in shares of Stock of the Corporation having a fair market value on the Exercise Date in the amount equal to the option exercise price;

           5.5.4 Through a special sale and remittance procedure pursuant to which the optionee shall concurrently provide irrevocable written instruction to (a) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

           5.5.5 A combination of the consideration set forth in Sections 5.4.1, through 5.4.4 equal to the option exercise price; or

           5.5.6 Any other method of payment complying with the provisions of Section 422 of the Code with respect to Incentive Options, provided the terms of payment are established by the Committee at the time of grant and any other method of payment established by the Committee with respect to Non-Qualified Options.

     5.6 FAIR MARKET VALUE. The fair market value of a share of Stock on any relevant date shall be determined in accordance with the following provisions:

           5.6.1 If the Stock of the Corporation at the time is neither listed nor admitted to trading on any stock exchange nor traded in the over-the-counter market, then the fair market value shall be determined by the Committee after taking into account such factors as the Committee shall deem appropriate.

           5.6.2 If the Stock of the Corporation is not at the time listed or admitted to trading on any stock exchange but is traded in the over-the-counter market, the fair market value shall be the mean between the highest bid and lowest asked prices (or, if such information is available, the closing selling price) of one share of Stock of the Corporation on the date in question in the over-the-counter market, as such prices are reported by the National Association of Securities Dealers through its NASDAQ system or any successor system. If there are no reported bid and asked prices (or closing selling price) for the Stock of the Corporation on the date in question, then the mean between the highest bid price and lowest asked price (or the closing selling price) on the last preceding date for which such quotations exist shall be determinative of fair market value.

           5.6.3 If the Stock of the Corporation is at the time listed or admitted to trading on any stock exchange, then the fair market value shall be the closing selling price of one share of Stock of the Corporation on the date in question on the stock exchange determined by the Committee to be the primary market for the Stock of the Corporation, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Stock of the Corporation on such exchange on the date in question, then the fair market value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

     5.7 PROMISSORY NOTE. Subject to the requirements of applicable state or Federal law or margin requirements, and if provided in the Stock Option Agreement, payment of all or part of the purchase price of the Stock may be made by delivery of a full recourse promissory note ("Promissory Note"). The Promissory Note shall be executed by the optionee, made payable to the Corporation and bear interest at such rate as the Committee shall determine, but in no case less than the minimum rate which will not cause under the Code (i) interest to be imputed, (ii) original issue discount to exist, or (iii) any other similar results to occur. Unless otherwise determined by the Committee, interest on the Note shall be payable in quarterly installments on March 31, June 30, September 30 and December 31 of each year. A Promissory Note shall contain such other terms and conditions as may be determined by the Committee; provided, however, that the full principal amount of the Promissory Note and all unpaid interest accrued thereon shall be due not later than five years from the date of exercise. The Corporation may obtain from the optionee a security interest in all shares of Stock issued to the optionee under the Plan for the purpose of securing payment under the Promissory Note and may retain possession of the stock certificates representing such shares in order to perfect its security interest.

           5.8 RIGHTS AS A SHAREHOLDER. An optionee or successor shall have no rights as a shareholder with respect to any Stock underlying any option until the date of the issuance to such optionee of a certificate for such Stock. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such Stock certificate is issued, except as provided in Section 6.

           5.9 MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS. Subject to the terms and conditions of the Plan, the Committee may modify, extend or renew outstanding options granted under the Plan, or accept the surrender of outstanding options (to the extent not exercised) and authorize the granting of new options in substitution therefor.

           5.10 VESTING AND RESTRICTIONS. The Committee shall have complete authority and discretion to set the terms, conditions, restrictions, vesting schedules and other provisions of any option in the applicable Stock Option Agreement. In addition, the Committee shall have complete authority to require conditions and restrictions on any Stock issued pursuant to this Plan.

           5.11 OTHER PROVISIONS. The Stock Option Agreements shall contain such other provisions as the Committee shall deem advisable.

     6.    ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

           6.1 SUBDIVISION OR CONSOLIDATION. Subject to any required action by shareholders of the Corporation, the number of shares of Stock covered by each outstanding option, and the exercise price thereof, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock of the Corporation resulting from a subdivision or consolidation of shares or the payment of a stock dividend (but only on the Stock) or any other increase or decrease in the number of such shares effected without receipt of consideration by the Corporation. Any fraction of a share subject to option that would otherwise result from an adjustment pursuant to this Section shall be rounded downward to the next full number of shares without other compensation or consideration to the holder of such option.

     6.2 CAPITAL TRANSACTIONS. Upon a sale or exchange of all or substantially all of the assets of the Corporation, a merger or consolidation in which the Corporation is not the surviving corporation, a merger, reorganization or consolidation in which the Corporation is the surviving corporation and shareholders of the Corporation exchange their stock for securities or property, a liquidation of the Corporation, or similar transaction as determined by the Committee ("Capital Transaction"), this Plan and each option issued under this Plan, whether vested or unvested, shall terminate, unless such options are assumed by a successor corporation in a merger or consolidation, immediately prior to such Capital Transaction; provided, however, that unless the outstanding options are assumed by a successor corporation in a merger or consolidation, subject to terms approved by the Committee, all optionees will have the right, during the 15 days prior to such Capital Transaction, to exercise all vested options. The Committee may (but shall not be obligated to)
(i) accelerate the vesting of any option or (ii) apply the foregoing provisions, including but not limited to termination of this Plan and options granted pursuant to the Plan, in the event there is a sale of 51% or more of the stock of the Corporation in any two year period or a transaction similar to a Capital Transaction.

     6.3 ADJUSTMENTS. To the extent that the foregoing adjustments relate to stock or securities of the Corporation, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

     6.4 ABILITY TO ADJUST. The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

     6.5 NOTICE OF ADJUSTMENT. Whenever the Corporation shall take any action resulting in any adjustment provided for in this Section, the Corporation shall forthwith deliver notice of such action to each optionee, which notice shall set forth the number of shares subject to the option and the exercise price thereof resulting from such adjustment.

     6.6 LIMITATION ON ADJUSTMENTS. Any adjustment, assumption or substitution of an Incentive Option shall comply with Section 425 of the Code, if applicable.

7. NONASSIGNABILITY. Options granted under this Plan may not be sold, pledged, assigned or transferred in any manner other than by will or by the laws of intestate succession, and may be exercised during the lifetime of the optionee only by such optionee. Any transfer in violation of this provision shall void such option, and any Stock Option Agreement entered into by the optionee and the Corporation regarding such option shall be void and have no further force or effect. No option shall be pledged or hypothecated in any way, nor shall any option be subject to execution, attachment or similar process.

8. NO RIGHT OF EMPLOYMENT. Neither the grant nor exercise of any option nor anything in this Plan shall impose upon the Corporation or any other corporation any obligation to employ or continue to employ any optionee. The right of the Corporation and any other corporation to terminate any employee shall not be diminished or affected because an option has been granted to such employee.

9. TERM OF PLAN. This Plan is effective on the date the Plan is adopted by the Board of Directors and options may be granted pursuant to the Plan from time to time within a period of ten (10) years from such date, or the date of any required shareholder approval required under the Plan, if earlier. Termination of the Plan shall not affect any option theretofore granted.

10. AMENDMENT OF THE PLAN. The Board of Directors of the Corporation may, subject to any required shareholder approval, suspend, discontinue or terminate the Plan, or revise or amend it in any respect whatsoever with respect to any shares of Stock at that time not subject to options.

11. APPLICATION OF FUNDS. The proceeds received by the Corporation from the sale of Stock pursuant to options may be used for general corporate purposes.

12. RESERVATION OF SHARES. The Corporation, during the term of this Plan, shall at all times reserve and keep available such number of shares of Stock as shall be sufficient to satisfy the requirements of the Plan.

13. NO OBLIGATION TO EXERCISE OPTION. The granting of an option shall not impose any obligation upon the optionee to exercise such option.

14. APPROVAL OF BOARD OF DIRECTORS AND SHAREHOLDERS. The Plan shall not take effect until approved by the Board of Directors of the Corporation. This Plan shall be approved by a vote of the Shareholders within 12 months from the date of approval by the Board of Directors. In the event such shareholder vote is not obtained, all Incentive Options granted hereunder, whether vested or unvested, shall become Non-Qualified Options.

15. WITHHOLDING TAXES. Notwithstanding anything else to the contrary in this Plan or any Stock Option Agreement, the exercise of any option shall be conditioned upon payment by such optionee in cash, or other provisions satisfactory to the Committee, of all local, state, federal or other withholding taxes applicable, in the Committee's judgment, to the exercise or to later disposition of shares acquired upon exercise of an option.

16. PARACHUTE PAYMENTS. Any outstanding option under the Plan may not be accelerated to the extent any such acceleration of such option would, when added to the present value of other payments in the nature of compensation which becomes due and payable to the optionee would result in the payment to such optionee of an excess parachute payment under Section 280G of the Code. The existence of any such excess parachute payment shall be determined in the sole and absolute discretion of the Committee.

17. SECURITIES LAWS COMPLIANCE. Notwithstanding anything contained herein, the Corporation shall not be obligated to grant any option under this Plan or to sell, issue or effect any transfer of any Stock unless such grant, sale, issuance or transfer is at such time effectively (i) registered or exempt from registration under the Securities Act of 1933, as amended (the

"Act"), and (ii) qualified or exempt from qualification under the California Corporate Securities Law of 1968 and any other applicable state securities laws. As a condition to exercise of any option, each optionee shall make such representations as may be deemed appropriate by counsel to the Corporation for the Corporation to use any available exemption from registration under the Act or qualification under any applicable state securities law.

18. RESTRICTIVE LEGENDS. The certificates representing the Stock issued upon exercise of options granted pursuant to this Plan will bear the following legends giving notice of restrictions on transfer under the Act and this Plan, as follows:

           (a) THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED OR TRANSFERRED IN A TRANSACTION WHICH WAS NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, IN RELIANCE UPON AN EXEMPTION AFFORDED BY SUCH ACT. NO SALE OR TRANSFER OF THESE SHARES SHALL BE MADE, NO ATTEMPTED SALE OR TRANSFER SHALL BE VALID, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE ANY EFFECT TO ANY SUCH TRANSACTION UNLESS (A) SUCH TRANSACTION SHALL HAVE BEEN DULY REGISTERED UNDER THE ACT OR
               (B) THE ISSUER SHALL HAVE FIRST RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT THAT SUCH REGISTRATION IS NOT REQUIRED.

           (b) Any other legends required by applicable state securities laws as determined by the Committee.

19. NOTICES. Any notice to be given under the terms of the Plan shall be addressed to the Corporation in care of its Secretary at its principal office, and any notice to be given to an optionee shall be addressed to such optionee at the address maintained by the Corporation for such person or at such other address as the optionee may specify in writing to the Corporation.

     As adopted by the Board of Directors on October 30, 1996.


                                   MITEK SYSTEMS, INC., a Delaware corporation



                                   By:  /s/ John M. Thornton
                                        -----------------------------------
                                        John M. Thornton, Chairman

                                     EXHIBIT A



                                 ____________, 1998




Mitek Systems, Inc.
10070 Carroll Canyon Road
San Diego, California  92131

     Re:  AMENDED AND RESTATED 1996 STOCK OPTION PLAN

To Whom It May Concern:

This letter is delivered to Mitek Systems, Inc., a Delaware corporation (the "Corporation"), in connection with the grant to __________________________ (the "Optionee") of an option (the "Option") to purchase _____ shares of common stock of the Corporation (the "Stock") pursuant to the Mitek Systems, Inc. Amended and Restated 1996 Stock Option Plan dated October 30, 1996 (the "Plan"). The Optionee understands that the Corporation's receipt of this letter executed by the Optionee is a condition to the Corporation's willingness to grant the Option to the Optionee.

     In addition, the Optionee makes the following representations and warranties with the understanding that the Corporation will rely upon them in the Corporation's determination of whether the grant of the Option meets the requirements of the "private offering" exemption provided in Section 25102(f) of the California Corporations Code and certain exemptions provided under the Securities Act of 1933, as amended.

1. The Optionee acknowledges receipt of a copy of the Plan and Agreement. The Optionee has carefully reviewed the Plan and Agreement.

2. The Option and the Stock will be acquired by the Optionee for investment only, for the Optionee's own account, and not with a view to or for sale in connection with any distribution of the Option or the Stock. The Optionee will not take, or cause to be taken, any action which would cause the Optionee, or any entity or person affiliated with the Optionee, to be deemed an underwriter with respect to the Option or the Stock.

3.   The Optionee either:


                                  EXHIBIT A - PAGE 1

     a. has a preexisting personal or business relationship with the Corporation or any of its officers, directors or controlling persons of a nature and duration as would allow the Optionee to be aware of the character, business acumen, general business and financial circumstances of the Corporation or of the person with whom such relationship exists; or

     b. by reason of the Optionee's business or financial experience, or the business or financial experience of the Optionee's professional advisor who is unaffiliated with and is not compensated by the Corporation or any affiliate or selling agent of the Corporation, directly or indirectly, the Optionee has the capacity to protect the Optionee's interests in connection with the grant of the Option and the purchase of the Stock.

4. The Optionee acknowledges that an investment in the Corporation represents a speculative investment and a high degree of risk. The Optionee acknowledges that the Optionee has had the opportunity to obtain and review all information from the Corporation necessary to make a reasonably informed investment decision and that the Optionee has had all questions asked of the Corporation answered to the reasonable satisfaction of the Optionee. The Optionee is able to bear the economic risk of an investment in the Option and the Stock.


5. The grant of the Option has not been accompanied by the publication of any advertisement.

6. The Optionee understands and acknowledges that the Stock has not been, and will not be, registered under the Securities Act of 1933, as amended, or qualified under the California Corporate Securities Law of 1968. The Optionee understands and acknowledges that the Stock may not be sold without compliance with the registration requirements of federal and applicable state securities laws unless an exemption from such laws is available. The Optionee understands that the Certificate representing the Stock shall bear the legends set forth in the Plan.

7. The Optionee understands and acknowledges that the Option and the Stock are subject to the terms and conditions of the Plan.

8. The Optionee understands and agrees that, at the time of exercise of any part of the Option for Stock, the Optionee may be required to provide the Corporation with additional representations, warranties and/or covenants similar to those contained in this letter.

9.   The Optionee is a resident of the State of __________.

10. The Optionee will notify the Corporation immediately of any change in the above information which occurs before the Option is exercised in full by the Optionee.


                                  EXHIBIT A - PAGE 2

     The foregoing representations and warranties are given on ______________, 1998 at ____________________.

                                             OPTIONEE:


                                             -------------------------------


                                  EXHIBIT A - PAGE 3

                                     EXHIBIT B


                                 ____________, 1998


Mitek Systems, Inc.
10070 Carroll Canyon Road
San Diego, California  92131

     Re:  AMENDED AND RESTATED 1996 STOCK OPTION PLAN

To Whom It May Concern:

     I (the "Optionee") hereby exercise my right to purchase ____________shares of common stock (the "Stock") of Mitek Systems, Inc., a Delaware corporation (the "Corporation"), pursuant to, and in accordance with, the Mitek Systems, Inc. Amended and Restated 1996 Stock Option Plan dated October 30, 1996 (the "Plan") and Stock Option Agreement (the "Agreement") dated, __________ 1998.
As provided in such Plan, I deliver herewith payment as set forth in the Plan in the amount of the aggregate option exercise price. Please deliver to me at my address as set forth above stock certificates representing the subject shares registered in my name (and (SPOUSE), as (STYLE OF VESTING)).

     The Optionee hereby represents as follows:

1. The Optionee acknowledges receipt of a copy of the Plan and Agreement. The Optionee has carefully reviewed the Plan and Agreement.

2.   The Optionee either:

     (a) has a preexisting personal or business relationship with the Corporation or any of its officers, directors or controlling persons of a nature and duration as would allow the undersigned to be aware of the character, business acumen, general business and financial circumstances of the Corporation or of the person with whom such relationship exists; or

     (b) by reason of the Optionee's business or financial experience or the business or financial experience of the Optionee's professional advisor(s) who is (are) unaffiliated with and is (are) not compensated by the Corporation or any affiliate or selling agent of the Corporation, directly or indirectly, has the capacity to protect the Optionee's interests in connection with the purchase of nonqualified stock options of the Corporation and Stock issuable upon the exercise thereof.


                                  EXHIBIT B - PAGE 1

3. The Optionee is able to bear the economic risk of his investment in the stock options of the Corporation and an investment in the Stock issuable upon exercise thereof.

4. The Optionee acknowledges that an investment in the Corporation represents a speculative investment and a high degree of risk. The Optionee acknowledges that the Optionee has had the opportunity to obtain and review all information from the Corporation necessary to make a reasonably informed investment decision and that the Optionee has had all questions asked of the Corporation answered to the reasonable satisfaction of the Optionee.

5. The grant of Options for Stock and the exercise of the Options has not been accompanied by the publication of any advertisement.

6. The Optionee understands and acknowledges that the Stock has not, and will not, be registered under the Securities Act of 1933, as amended, or qualified under the California Securities Law of 1968. The Optionee understands and acknowledges that the Stock may not be sold without compliance with the registration and qualification requirements of federal and applicable state securities laws unless exemptions from such laws are available. The Optionee understands that the certificates representing the Stock shall bear the legends set forth in the Plan.

7.   The Optionee is a resident of the State of __________.

8. The Optionee hereby is purchasing for the Optionee's own account and not with a view to or for sale in connection with any distribution of the stock options of the Corporation or any Stock issuable upon exercise thereof.

     The foregoing representations and warranties are given on _________________ at ____________________.


                                             OPTIONEE:


                                             -------------------------------


                                  EXHIBIT B - PAGE 2

                             ACTION BY WRITTEN CONSENT
                                OF THE STOCKHOLDERS
                               OF MITEK SYSTEMS, INC.

     The undersigned stockholder of Mitek Systems, Inc., a Delaware corporation (the "Corporation"), acting in accordance with the Bylaws of the Corporation and
Section 228 of the Delaware General Corporation Law, hereby consents to the adoption of the following resolutions, without a meeting:

     WHEREAS, the Board of Directors of the Corporation has approved the amendment of the Mitek Systems, Inc. 1996 Stock Option Plan as fully incorporated into the Amended and Restated Mitek Systems, Inc. 1996 Stock Option Plan (the "Amended Plan"); and

     WHEREAS, a copy of the Amended Plan is set forth in full as Exhibit A to the Information Statement delivered to stockholders of the Corporation on or about March 31, 1999, receipt of which by the undersigned stockholder is hereby acknowledged.

          RESOLVED, that the Amended and Restated Mitek Systems, Inc. 1996 Stock Option Plan is hereby approved and adopted.

          RESOLVED, that the actions of the officers of the Corporation relating to the Amended and Restated Mitek Systems, Inc. 1996 Stock Option Plan taken prior to the date hereof are hereby ratified, confirmed and approved in all respects as the acts and deeds of the Corporation.

     IN WITNESS WHEREOF, the undersigned stockholder has caused this Consent to be executed as of the date written below.


SHAREHOLDER


------------------------------          --------------------------------------
Printed Name of Stockholder             Number of Shares of Common Stock Held



------------------------------
Printed Name of Authorized Representative
(if Stockholder is an entity)


------------------------------
Written Signature



------------------------------
Date